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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 21, 1997
               Date of earliest event reported: August 21, 1997

                               ATLAS CORPORATION
            (Exact name of registrant as specified in its charter)



          DELAWARE               1-2714           13-5503312
          (State of              (Commission      (IRS Employer
          Incorporation)         File Number)     Identification No.)


                      370 SEVENTEENTH STREET, SUITE 3050
                            DENVER, COLORADO 80202
                   (Address of principal executive offices)


                                (303) 629-2440
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     The news release dated August 21, 1997 a copy of which is attached as
Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ATLAS CORPORATION

Date: August 21, 1997                    By:  /s/ James R. Jensen
                                              -------------------
                                             James R. Jensen
                                             Treasurer and Controller

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                                 EXHIBIT INDEX


Exhibit No.           Description                      Page No.
-----------           -----------                      --------

  1.               News Release dated August 21, 1997      5
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ATLAS CORPORATION                                       NEWS RELEASE

370 SEVENTEENTH STREET, SUITE 3050                      NYSE:  AZ
DENVER, CO  80202
USA



   ATLAS CORPORATION WARRANTS TO CEASE TRADING ON THE AMERICAN STOCK EXCHANGE
                       _________________________________

DENVER, COLORADO - AUGUST 21, 1997 - Atlas Corporation ("Atlas") today announced that it has received notice from the American Stock Exchange (AMEX) that its perpetual Warrants exercisable at $15.625 per share (Warrants), listed on the AMEX, will be suspended before the opening of trading on Friday, August 29, 1997, which coincides with the suspension by the New York Stock Exchange for the underlying common shares. The AMEX has advised Atlas that "this action became necessary because the Company no longer fully satisfies all of the financial guidelines of the AMEX for continued listing." The Company is currently considering alternative exchanges for the trading of its common shares and the Warrants, which include both American and Canadian stock exchanges. In the interim period, a market for the Company's common shares and Warrants is expected to develop over-the-counter.

Atlas Corporation is an international diversified mining company with gold properties and development projects in North America and lead, zinc and silver production in Bolivia, South America. The Company's publicly traded 65%-owned subsidiary Cornerstone Industrial Minerals Corporation produces the industrial mineral perlite from its Oregon facility.

FOR FURTHER INFORMATION PLEASE CONTACT:

Gregg B. Shafter
Phone:  303-629-2439